Exhibit 5.3

BASS, BERRY & SIMS PLC

Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY

AmSouth Center

315 Deaderick Street, Suite 2700

Nashville, Tennessee  37238-3001

(615) 742-6200

March 15, 2006

Alliant Techsystems Inc.

5050 Lincoln Drive

Edina, Minnesota 55436

Re:                             Alliant Techsystems, Inc. Prospectus Supplement to

Registration Statement on Form S-3 (No. 333-132178)

Ladies and Gentlemen:

We have acted as special Tennessee counsel to Micro Craft Inc., a Tennessee corporation (“Micro Craft”) and wholly-owned subsidiary of Alliant Techsystems Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company of the automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed on March 2, 2006 with the Securities and Exchange Commission (the “Commission”) under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering by the Company of $400,000,000 aggregate principal amount of the Company’s 6¾% Senior Subordinated Notes due 2016 (the “Notes”) and the guarantees of the Notes (each, a “Subsidiary Guarantee”) by certain subsidiaries of the Company, including Micro Craft, as described in a final prospectus supplement dated March 6, 2006 and filed with the Commission on March 7, 2006 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”). The Notes and the Subsidiary Guarantees are being issued under the Indenture dated as of March 15, 2006 by and between the Company and The Bank of New York Trust Company, N.A. (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated March 15, 2006 by and among the Company, the Subsidiary Guarantors and the Trustee.

In our capacity as special counsel to Micro Craft, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such corporate documents, records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that, except to the extent we render opinions herein as to Micro Craft, the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

NASHVILLE  Downtown              KNOXVILLE              MEMPHIS              NASHVILLE  Music Row            www.bassberry.com

We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.                                       Micro Craft is a corporation, validly existing and in good standing under the laws of the State of Tennessee and has the corporate authority to deliver and perform its obligations under a Subsidiary Guarantee of Micro Craft (the “Micro Craft Guarantee”).

2.                                       The delivery of the Micro Craft Guarantee by Micro Craft and the performance of its obligations under the Micro Craft Guarantee do not violate the charter or bylaws of Micro Craft or the Tennessee Business Corporation Act each as in effect on the date hereof.

We express no opinion herein other than as to the corporate laws of the State of Tennessee. Furthermore, we express no opinion as to compliance with Section 48-16-401 of the Tennessee Business Corporation Act and/or Article Ninth of the Charter of Micro Craft insofar as the incurrence of the obligations governed by the Micro Craft Guarantee may be deemed to be a distribution by Micro Craft.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein. We express no opinion regarding the Securities Act or any other federal or state securities laws or regulations.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on the date hereof (the “8-K”), to the incorporation of this opinion by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Subject to all limitations, qualifications and assumptions set forth herein, a copy of this opinion may be delivered to Gibson Dunn & Crutcher LLP in connection with its opinion filed as Exhibit 5.1 to the 8-K and Gibson Dunn and Crutcher LLP may rely on this opinion for such purpose as if it were addressed and had been delivered by us to it on the date hereof.

Very truly yours,

/s/ Bass, Berry & Sims PLC